Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 9, 2022, and each included in this Post-Effective Amendment No. 304 to the Registration Statement (Form N-1A, File No. 033-02659) of Transamerica Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2021, with respect to the financial statements and financial highlights of Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica ClearTrack 2015, Transamerica ClearTrack 2020, Transamerica ClearTrack 2025, Transamerica ClearTrack 2030, Transamerica ClearTrack 2035, Transamerica ClearTrack 2040, Transamerica ClearTrack 2045, Transamerica ClearTrack 2050, Transamerica ClearTrack 2055, Transamerica ClearTrack 2060, Transamerica ClearTrack Retirement Income, Transamerica Core Bond, Transamerica Emerging Markets Debt, Transamerica Emerging Market Opportunities, Transamerica Energy Infrastructure, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Government Money Market, Transamerica High Quality Bond, Transamerica High Yield Bond, Transamerica High Yield ESG, Transamerica High Yield Muni, Transamerica Inflation Opportunities, Transamerica Inflation-Protected Securities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Growth, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica Large Cap Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica Multi-Asset Income, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Sustainable Bond, Transamerica Sustainable Equity Income, Transamerica Small/Mid Cap Value, Transamerica Total Return, Transamerica Unconstrained Bond and Transamerica US Growth (fifty-eight of the funds constituting Transamerica Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 8, 2022